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                                                                      EXH. 10.35

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

                           (GRANT PURSUANT TO THE 2002
                     LONG-TERM INCENTIVE COMPENSATION PLAN)

      Pursuant to the provisions of the Starwood Hotels & Resorts Worldwide, Inc. 2002 Long-Term Incentive Compensation Plan (the "Plan"), Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Company"), has granted to the individual (the "Participant") named in the award notification attached as Appendix A (the "Award Notification") as of the date set forth in the Award Notification (the "Grant Date"), a Restricted Stock Award (the "Award"), upon and subject to the restrictions, terms and conditions set forth in the Plan and below. References to employment by the Company shall include employment by a Subsidiary. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Award Subject to Acceptance of Agreement. The Award shall be void unless the Participant accepts this Agreement by executing the Award Notification in the space provided and returns it to the Company within 60 days of the Grant Date.

2. Rights as a Stockholder. (a) Voting. During the Restriction Period (as defined in section 4), the Participant shall have the right to vote the Restricted Stock.

      (b) Dividends and Other Distributions. If any dividends are paid or other distributions are made on the Company's Shares, such dividends and other distributions shall be paid in the same proportion on the Restricted Stock to the Company for the account of the Participant and paid to the Participant, without interest, when the Restricted Stock vests. Participant will forfeit automatically any dividends and other distributions held by the Company for the account of the Participant if the Restricted Stock is forfeited.

3. Custody of Certificates Representing Restricted Stock. The Company shall hold the certificate or certificates representing the Restricted Stock until the Award vests in accordance with section 4.

4. Restriction Period and Vesting. (a) The Award shall vest (i) as set forth in the Award Notification, or (ii) earlier pursuant to Section 4(b). The period of time from the Grant Date until the Award vests is referred to as the "Restriction Period".

      (b) If the Participant's employment by the Company terminates by reason of Disability, or death, the Restricted Stock shall become fully vested on the date of the Participant's termination of employment.

      (c) If the Participant's employment by the Company terminates by reason of Retirement, the Award will continue to vest unless Participant accepts any employment, assignment, position or responsibility, or acquires any ownership interest (other than holding and making investments in common equity securities of any corporation, limited partnership or other entity that has its common equity securities traded in a generally recognized market, provided such equity interest does not exceed 5% of the outstanding shares or equity interests in such corporation, limited partnership or other entity), which involves the Participant's participation in a hotel and leisure

                                                     2003 Restricted Stock Grant

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company engaged in the operation of owned hotels, management of hotels, franchising hotels, development and operation of vacation ownership resorts and the marketing or selling of vacation ownership interests, in which case the Participant shall forfeit automatically any unvested Restricted Stock. If Participant dies prior to the vesting of the entire Award following termination of employment by reason of Retirement, the Award shall become fully vested on the date of death.

      (d) If the Participant's employment by the Company terminates for any reason other than Disability, Retirement or death, Participant shall forfeit automatically the portion of the Award that is not vested as of the effective date of the Participant's termination of employment and such portion shall be cancelled by the Company.

5.    Additional Terms and Conditions.

5.1. Nontransferability of Award. Restricted Stock shall not be transferable except by will or the laws of descent and distribution.

5.2. Required Tax Payments and Withholding Shares. As a condition precedent to the delivery of any Shares at the expiration of the Restriction Period, the Participant shall pay to the Company all applicable federal, state, local or other taxes, domestic or foreign, (the "Required Tax Payments"). Unless other arrangements are made with the consent of the Company, all Required Tax Payments will be satisfied by the Company withholding Shares otherwise to be delivered to the Participant, having a Fair Market value on the date the tax is to be determined, sufficient to make the Required Tax Payments. The Company shall withhold the whole number of shares sufficient to make the Required Tax Payments and shall make a cash payment to the Participant for the difference between the Fair Market Value of the Shares and the Required Tax Payment.

5.3. Compliance with Applicable Laws. If the listing, registration or qualification of the Restricted Stock upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary in connection with the vesting or delivery of Shares hereunder, the Restricted Stock shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval. As a further condition precedent to the delivery of any Shares upon the expiration of the Restriction Period, the Participant shall comply with all regulations and requirements of any applicable regulatory authority and shall execute any documents that the Company shall in its sole discretion deem necessary or advisable.

5.4. Delivery of Certificates. Upon the expiration of the Restriction Period and payment of the Required Tax Payments, unless the Company otherwise agrees, the Company shall cause its designated broker to credit an account for Participant with the appropriate number of Shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

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5.5. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance with the Plan. The Participant acknowledges receipt of a copy of the Plan.

6.    Miscellaneous Provisions.

6.1. Meaning of Certain Terms. As used herein, the term "vest" shall mean no longer subject to forfeiture. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

6.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Participant, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Company or its designated representative at corporate headquarters in White Plains, New York, Attention:
Human Resources, and if to the Participant, to the address set forth for the Participant on the records of the Company or to the Participant's e-mail or other electronic address with the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing by (a) personal delivery, (b) facsimile with confirmation of receipt, (c) e-mail or other electronic transmission to the Participant, (d) mailing in the United States mails, or (e) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, confirmation of receipt of facsimile transmission, one day after sending an e-mail or other electronic transmission to the Participant, or receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.4. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be construed in accordance with and governed by the laws of the State of Maryland without giving effect to conflicts of laws principles.

6.5 Personal Data. By accepting the Award, Participant has voluntarily consented to the collection, use, processing and transfer of personal data about Participant, including Participant's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, details of the Award for the purpose of managing and administering the Plan ("Data"). Company and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of Participant's participation in the Plan, and Company and/or any of its Subsidiaries may each further transfer Data to any third parties assisting Company in the implementation, administration and management of the Plan.

                                       STARWOOD HOTELS & RESORTS WORLDWIDE, INC.


                                           /s/ David Norton
                                           ----------------------------------
                                       By: David Norton, Executive Vice
                                           President, Human Resources

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